UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

No. 38 South Street, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 15, 2021 JRSIS registered a subsidiary named “Harbin Jiarun Hospital Company Limited Harbin New District Branch”, now referred to as the “3rd Branch” of Jiarun Hospital, which will supplement Jiarun Hospital and its 1st and 2nd Branch hospitals. The 3rd Branch has been approved by the Heilongjiang Provincial Health Commission and is under construction at 787 Shibo Road in the center of the Songbei National New District of Harbin City. With a location near to the Harbin municipal government, the 3rd Branch will perform an important supporting role in the municipal project to develop the Harbin Pilot Free Trade Zone.

When the 3rd Branch was registered in April 2021, it was planned to open in October 2021. Issues related to the resurgence of COVID-19 have delayed construction, and the 3rd Branch is now expected to open in February or March of 2022. That schedule, however, may still be delayed by the continuing effects of the pandemic.

The 3rd Branch will be around 17,000㎡operating area, and will be a 300 bed facility, including 20 select beds offering an elite standard of care, supplemented by 109 outpatient dialysis beds advanced operating rooms and laboratories, all served by a centralized oxygen supply and a negative pressure suction system. The 3rd Branch will have a medical staff of 120 providing inpatient and outpatient services to approximately 200,000 patients per year. The scope of services will include emergency services, cardiovascular internal medicine, neurology, respiratory medicine, digestive internal medicine, endocrinology, hemodialysis, general surgery, bone surgery, brain surgery, urology, thoracic oncology, gynecology and obstetrics, pediatrics, ophthalmology, dental, otolaryngology, rehabilitation and dermatology. Technology services will include medical imaging, ultrasound, a clinical laboratory, a critical care unit, and intensive care unit, and a pathology center.

In order to better meet the medical needs of the Songbei District, Jiarun Hospital has purchased sophisticated medical equipment for the 3rd Branch, including a GE 1.5T NMR system, a GE 64-slice spiral CT, a GE 16-slice spiral CT, a GE E10 four-dimensional color ultrasound system, a GE digital mammography system, a GE DSA angiography machine, and a GE DR full digital camera system.

Harbin Jiarun Hospital prides itself on adhering to a patient-centered policy described as ” Civilian, Regular price, Pro-people and Honest.” The 3rd Branch Hospital will carry forth this policy by providing high quality and efficient care for its patients, emphasizing both the quality of diagnosis and treatment as well as the quality of the hospital environment and personnel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: November 23, 2021	By:	/s/ Lihua Sun
Lihua Sun, Chief Executive Officer

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